Exhibit 19.0 CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	1

Purpose:	To promote compliance with all applicable U.S. securities laws and regulations regarding insider trading.
Scope:	This policy applies to all directors, officers, and employees within California Water Service Group.
Introduction:
Federal and state laws prohibit buying, selling, gifting or making other transfers of securities by persons who have material information about a company that is not generally known or available to the public. Even if not security owners, these laws prohibit persons with such material nonpublic information (“MNPI”) from disclosing it to others who may trade. Trading while in possession of MNPI is often referred to as “insider trading.”
California Water Service Group (together with its subsidiaries, the “Company”) is a publicly traded company on The New York Stock Exchange (“NYSE”). It is the Company’s policy to be in compliance with all applicable U.S. securities laws at all times. Accordingly, the Company has adopted the following policy (this “Policy”) regarding trading in securities by its directors, officers, and employees (together, “Company Personnel”) as well as their family members who reside with them, anyone else who lives in their household, and any family members who do not live in their household but whose transactions in Company securities (as defined below) are directed by them or are subject to their influence or control (collectively, “Family Members”), and corporations or other business entities controlled, influenced or managed by them or their Family Members, and trusts for which such persons are a trustee or in which they have a beneficial or pecuniary interest (collectively, “Controlled Entities,” and together with “Company Personnel” and “Family Members,” “Insiders”). The SEC and federal prosecutors may presume that trading by Family Members or Controlled Entities is based on information you supplied and may treat any such transactions as if you had traded yourself. Unless otherwise indicated, all references to “you” in this Policy should be read to include all of your Family Members and Controlled Entities who have MNPI.
No Exceptions. The prohibition against trading while in possession of MNPI is absolute and unconditional. The securities laws do not recognize any mitigating circumstances. For example, there is no exception for small transactions or transactions that may seem necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure. In any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to high standards of conduct.
Individual Responsibility. You, as a director, officer or employee, are responsible for seeing to it that you (as well as your Family Members and Controlled Entities) do not violate federal or state securities laws or this Policy. We designed this Policy to promote compliance with the federal securities laws and to protect the Company and you from the serious liabilities and penalties that can result from violations of these laws. Even if you do not own Company securities, this Policy still applies to you.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	s/Michelle R. Mortensen	S/Michelle R. Mortensen

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	2

Consequences for Violating Insider Trading Laws. If you violate insider trading laws, you could be subject to prosecution by federal and/or state regulators as well as face civil lawsuits. You may be subject to civil fines of up to three times the profit gained or loss avoided by such trading, as well as criminal fines of up to $5 million. Furthermore, a jail sentence of up to 20 years could be imposed. In addition, the Company could be subject to a civil fine of up to the greater of $1.425 million (subject to adjustment for inflation), and three times the profit gained or loss avoided as a result of your insider trading violations, as well as a criminal fine of up to $25 million.
The Securities and Exchange Commission (“SEC”), NYSE and state regulators (as well as the N.Y. Attorney General and the Department of Justice) are very effective at detecting and pursuing insider trading cases. The SEC has successfully prosecuted cases against employees trading through foreign accounts, trading by family members and friends, and trading involving only a small number of shares. Therefore, it is important that you understand the breadth of activities that constitute illegal insider trading. This Policy sets out the Company’s policy in the area of insider trading and should be read carefully and complied with fully.
Administrative Provisions. This Policy will be reviewed, evaluated and revised by the Company from time to time in light of regulatory changes, developments in the Company’s business and other factors.
If you have any questions, please contact the Corporate Secretary, General Counsel or a person he/she may designate.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	3

Definitions
What is a Security?
This Policy applies to transactions in the Company’s securities (collectively referred to in this policy as “Company securities”) or the securities of a Company Counterparty (as defined below), including a company’s common stock, options to purchase common stock, or any other type of securities that a company may issue, including but not limited to preferred stock, convertible debentures and warrants, as well as derivative securities, such as exchange-traded put or call options or swaps relating to a company’s securities.
What is “Material Nonpublic Information”?
Material Information
Material information generally means information that there is a likelihood a reasonable investor would consider important in making an investment decision to buy, hold, or sell securities. Any information that could be expected to affect a company’s stock price (including any information relating to a company’s operations or financials that is not in the public domain), whether positive or negative, should be considered material. There is no bright-line standard for assessing materiality. Rather, materiality is based on an assessment of all the facts and circumstances, and is often evaluated by enforcement authorities, such as federal, state and NYSE investigators, with the benefit of hindsight, so you should always err on the side of concluding that the information is material and not trade. The mere fact that a person is aware of MNPI is a bar to trading. It is no excuse that such person’s reasons for trading were not based on the MNPI.
Depending on the circumstances, common examples of information that may be material include:
•earnings, revenue or similar financial information;
•efforts underway to buy or bid on a water system, asset or other company; unexpected financial results;
•unpublished financial reports or projections, including knowledge of changes of research analyst views or ratings;
•extraordinary borrowing or liquidity problems;
•the interruption of production or service or other aspects of a company’s business as a result of an accident, fire, natural disaster, cybersecurity incident or breakdown of labor negotiations or any major shut-down;
•labor negotiations;
•major environmental incidents;
•data breaches or cybersecurity incidents;
•changes in control of the company;
•changes in directors, senior management or auditors;
•information about potential or proposed actions by a public utilities commission, or contemplated transactions, regulatory filings with state public utilities commissions, business plans, financial restructurings, acquisition targets or significant expansions or contractions of operations;
•changes in dividend policies or the declaration of a stock split or the proposed or contemplated issuance, redemption, or repurchase of securities;
•public or private debt or equity securities offerings;
•material defaults under agreements or actions by creditors, clients, or suppliers relating to the Company’s credit rating;
•information about major contracts;
•gain or loss of a significant customer or supplier;

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	4

•major new products or designs or significant advances in product development or price changes on major products;
•major changes in services rendered, markets or methods of distribution;
•marketing changes;
•water quality issues;
•impending financial problems, such as bankruptcy or liquidity concerns or developments;
•institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings;
•information about Company affiliates and Company Counterparties; and
•the imposition of a trading “blackout” by the Company in transactions in Company securities or the securities of a Company Counterparty.
Please direct questions regarding specific transactions to the Corporate Secretary or General Counsel.
Nonpublic Information
Nonpublic information is information that is not generally known by or available to the public. The Company considers information to be available to the public only when:
•it has been released to the public by the Company through appropriate channels (e.g., by means of a press release, a filing with the SEC or a widely disseminated statement from a senior officer); and
•enough time has elapsed to permit the investment market to absorb and evaluate the information. You should generally consider information to be nonpublic until three full trading days have lapsed following the time of public disclosure. For example, if the Company discloses MNPI before the market opens on July 22, 2024, you may not trade until July 25, 2024 (three full trading days after the Company’s release), so long as you do not have any additional MNPI after such release. If, however, the Company discloses MNPI after the market opens on July 22, 2024, you may not trade until July 26, 2024 (three full trading days after the Company’s release), so long as you do not have any additional MNPI after such release.
•The fact that rumors, speculation or statements attributed to unidentified sources are public is insufficient to be considered “generally available to the public” even when the information is accurate.
Trading / Transactions
For purposes of this policy, references to “trading” and “transactions” include, among other things:
•purchases and sales of Company securities in public markets, including sales of the Company stock held in the Company’s 401(k) plan and employee stock purchase plan (ESPP);
•sales of Company securities obtained through the exercise of employee stock options granted by the Company;
•making gifts of Company securities (including charitable donations); or
•using Company securities to secure a loan.

Conversely, references to “trading” and “transactions” do not include:

•the exercise of Company stock options if no shares are to be sold or if there is a “net exercise” (as defined below); or
•the vesting of the Company stock options, restricted stock or restricted stock units.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	5

Therefore, you may freely exercise your stock options or engage in “net exercises” without violating this policy. Note that a “net exercise” (which is permitted) is the use of the underlying shares to pay the exercise price, whereas a broker-assisted cashless exercise (which is not permitted) involves the broker selling some or all of the shares underlying the option on the open market.
Transactions in mutual funds that are invested in Company or Company Counterparty securities are not transactions subject to this Policy as long as (a) the Insider does not control the investment decisions on individual stocks within the fund and (b) Company or Company Counterparty securities do not represent a substantial portion of the assets of the fund.
In addition, transactions pursuant to a Rule 10b5-1 Trading Plan (as defined below) are subject to certain exceptions and requirements set forth below.
Policies and Procedures
Unless otherwise specified, the policies and procedures in this Policy apply to all Insiders.
Trading Policy
General Prohibition. You may not buy, sell, gift or otherwise transact in securities of the Company or a Company Counterparty when you are aware of MNPI. This Policy against “insider trading” applies to trading in Company securities, as well as to trading in the securities of other companies with whom the Company has a preexisting or prospective business relationship, such as the Company’s customers, distributors, suppliers, and companies with which the Company may be negotiating a major transaction, such as a joint venture or material acquisition or disposition (a “Company Counterparty” or “Company Counterparties”).
No Tipping. You may not convey MNPI about the Company or a Company Counterparty to others, including family members, or suggest that anyone purchase or sell such company’s securities while you are aware of MNPI. This practice, known as “tipping”, also violates U.S. securities laws and can result in the same civil and criminal penalties that apply if you engage in insider trading directly, even if you do not receive any money or derive any benefit from trades made by persons to whom you passed MNPI. This Policy against “tipping” applies to information about the Company and its securities, as well as to information about Company Counterparties. Persons with whom you have a history, pattern or practice of sharing confidences—such as family members, close friends and financial and personal counselors—may be presumed to act on the basis of information known to you; therefore, special care should be taken so that MNPI is not disclosed to such persons. This policy does not restrict legitimate business communications to Company personnel who require the information in order to perform their business duties. MNPI, however, should not be disclosed to persons outside the Company unless you are specifically authorized to disclose such information and the person receiving the information has agreed, in writing, if appropriate, to keep the information confidential.
Company Transactions. From time to time, the Company may engage in transactions in its own securities. When engaging in transactions in Company securities, it is the Company’s policy to comply with all applicable securities laws and regulations and state corporate laws. This includes consultation, as appropriate, with the CEO, CFO, GC, Corporate Secretary and outside counsel, and, if required or advisable, approval by the Board of Directors or appropriate board committee.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	6

Policy Regarding Speculative Transactions, Hedging, Pledging and Trading on Margin
If you are a director or officer, including a director or officer of any of the Company’s subsidiaries, a department head, general manager or district manager of the Company, you are subject to the restrictions set forth below regarding speculative transactions, hedging of Company securities, and pledging and trading Company securities on margin.
Speculative Transactions
It is against company policy for you to engage in speculative transactions in Company securities. As such, it is against company policy for you to trade in put or call options in Company securities, or sell Company securities short.
Hedging Transactions
Because certain forms of hedging transactions in certain instances involve the establishment of a short position (or an equivalent position) in Company securities and limit or eliminate the ability to profit from an increase in the value of Company securities, engaging in any hedging transactions (such as “zero cost” or “cashless” collars, forward sales, equity swaps and other similar arrangements) involving Company securities is prohibited.
Pledging and Trading on Margin
Securities held on margin (or margined) or pledged as collateral for a loan may be sold without your consent if you fail to meet a margin call or default on a loan. Because a margin sale or foreclosure sale may occur a time when you are aware of MNPI, commencing with the effective date of this Policy, you are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan (any securities held on margin or pledged prior to the effective date of this Policy are not subject to the foregoing restriction, but no additional securities may be margined or pledged after the date hereof).
Unauthorized Disclosure
All Company Personnel must maintain the confidentiality of Company information for competitive, security and other business reasons, as well as to comply with securities laws. All information about the Company or its business plans is potentially MNPI until publicly disclosed. This information should be treated as confidential and proprietary to the Company, and may not be disclosed to others outside the Company, such as family members, other relatives, or business or social acquaintances.
In addition, you are prohibited from participating as an “expert,” consultant, advisor and/or in any capacity for an “expert network” and/or any other outside firm which compensates individuals for speaking with investors and other investment professionals. This prohibition is designed to protect the Company, its stockholders and you. Indeed, United States criminal authorities and the SEC have prosecuted numerous public company employees who received monetary compensation by expert networks to speak with investors and disclose confidential company information which investors then used for trading purposes.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	7

Also, legal rules govern the timing and nature of the Company’s disclosure of material information to outsiders or the public. Violation of these rules could result in substantial liability for you, the Company and its management. For this reason, only specifically designated representatives of the Company are permitted to discuss the Company with the news media, securities analysts and investors. If you receive inquiries of this nature, the person inquiring should be referred to the Chief Financial Officer or Corporate Secretary.
When and How to Trade Company Securities
Overview
Directors and officers of the Company, including directors and officers of the Company’s subsidiaries, and other employees who are so designated from time to time by the Chief Financial Officer [and Corporate Secretary?] (such employees, “Restricted Employees”) are for purposes of this Policy required to comply with the restrictions covered below. Even if you are not a director, officer or Restricted Employee, following the procedures listed below may assist you in complying with this Policy. These restrictions also apply, to the extent applicable to a director, officer or Restricted Employee, to such person’s Family Members and Controlled Entities.
Blackout Period
Directors, officers and Restricted Employees may not trade in Company securities (subject to the exceptions set forth in Exceptions or pursuant to an approved Rule 10b5-1 Trading Plan, in each case as discussed below) during the period beginning on the 23rd day of the last month of each calendar quarter and continuing until the third full trading day after the Company’s release of quarterly or annual financial results, as applicable (such period, the “Blackout Period”). However, even if the Company is not in a blackout period, directors, officers and Restricted Employees may not trade in Company securities at a time when they are aware of MNPI about the Company. In addition, all transactions in Company securities must be precleared even if initiated when trading is permitted.
From time to time the Company may institute special blackout periods (such period being a “Special Blackout Period”) due to MNPI developments about the Company or a Company Counterparty. However, it is not the Company’s policy to impose special blackout periods every time that MNPI exists or every time that an Insider may be in the possession of MNPI. In such events, the Company may notify particular individuals that they should not engage in any transactions involving the purchase or sale of Company securities or the securities of a Company Counterparty, as applicable (subject to the exceptions set forth in Exceptions or pursuant to an approved Rule 10b5-1 Trading Plan, in each case as discussed below), and you should not trade in the applicable company’s securities during such time and should not disclose to others the fact that a special blackout period has been instituted or the fact that you are prohibited from trading, as the existence of a special blackout period may, itself, be deemed MNPI.
Even if the Company is in a blackout period, Company stock options may be exercised. However, stock issued upon the exercise of stock options may not be sold (including same-day sales and cashless exercises). Generally, all pending purchase and sale orders regarding Company securities or the securities of a Company Counterparty that could be executed while trading is permitted must be executed or cancelled before the blackout or special blackout period commences.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	8

In light of these restrictions, if you are a director or officer and expect a need to sell Company securities at a specific time in the future, including executing sales to satisfy tax withholding obligations in connection with the exercise of stock options, vesting of restricted stock or settlement of restricted stock units in the future, you may wish to consider entering into a prearranged Rule 10b5-1 Trading Plan, as discussed below.
Preclearance
The Company requires its directors, officers and Restricted Employees to contact the Corporate Secretary in advance of effecting any purchase, sale, gift or other trading of Company securities (including a stock plan transaction such as an option exercise, a loan, a contribution to a trust or any other transfer) and obtain prior approval of the transaction from the Corporate Secretary. All requests must be submitted to the Corporate Secretary (or, in the case of the Corporate Secretary, to the Chief Financial Officer) or, in his or her absence, to the Chief Financial Officer at least two business days in advance of the proposed transaction. The Corporate Secretary (or the Chief Financial Officer, as applicable) will then determine whether the transaction may proceed. This preclearance policy applies even if you are initiating a transaction while trading is permitted (i.e., during a non-blackout or non-special blackout period).
If a transaction is approved under the preclearance policy, the transaction must be executed within five trading days after the approval is obtained, but regardless may not be executed if you acquire MNPI concerning the Company during that time. If a transaction is not completed within the period described above, the transaction must be approved again before it may be executed.
If a proposed transaction is not approved under the preclearance policy, a transaction involving Company securities should not be initiated, and no one within or outside of the Company should be informed about the restriction. Any transaction under a Rule 10b5-1 Trading Plan will not require preclearance at the time of the transaction, but the adoption, amendment, modification or termination of any such Rule 10b5-1 Trading Plan is subject to pre-clearance and other restrictions discussed below.
Exceptions
The restrictions contained in this Policy shall not apply to:
•the exercise of Company stock options if (a) no shares are to be sold to third parties or (b) there is only a “net exercise” (defined as the Company withholding shares to satisfy your tax obligations or to cover the exercise price or equivalent);
•“sell to cover” transactions involving a sale of shares of common stock directed by the Company in its sole discretion in order to cover the Company’s or such individual’s or entity’s withholding tax obligations in connection with the grant, vesting or settlement of equity awards pursuant to the Company’s equity incentive plans and agreements, for example, from the vesting or settlement of restricted stock units under such plans;
•the vesting of Company stock options, restricted stock, restricted stock units or other equity incentive awards according to their terms;
•the withholding of shares to satisfy the exercise price or a tax withholding obligation upon the grant, vesting or settlement of equity awards pursuant to the Company’s equity incentive plans and agreements, for example, from the vesting or settlement of restricted stock units under such plans;
•purchases of shares through the ESPP in accordance with your pre-established participation elections;

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	9

•transferring shares to an entity that does not involve a change in the beneficial ownership of the shares (for example, transferring shares from one brokerage account to another brokerage that you control);
•sales of Company securities as a selling stockholder in a registered public offering, including a “synthetic secondary” offering, in accordance with applicable securities laws; or
•any other purchase of Company securities from the Company or sale of Company securities to the Company in accordance with applicable securities and state laws.
To the extent applicable and such elections are permitted, your elections regarding (1) participation in “net exercise” or “sell to cover” transactions or (2) participation in or an increase in contributions to the ESPP, in each case including changes from any defaults established by the Company, may only be made when you are not subject to a blackout period and are not in possession of MNPI.
Rule 10b5-1 Trading Plans
Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), provides for an affirmative defense against insider trading liability if trades occur pursuant to a prearranged “trading plan” that meets specified conditions (a “Rule 10b5-1 Trading Plan”). A Rule 10b5-1 Trading Plan is a written trading plan between you and your broker and must either specify the number of securities to be bought or sold, along with the price and the date, or provide a written formula for determining this information. Alternatively, such Rule 10b5-1 Trading Plan can delegate investment discretion to a third party, such as a broker, who then makes trading decisions without further input from the person implementing the plan. A Rule 10b5-1 Trading Plan must be established at a time when you are not aware of any MNPI and must not permit you to exercise any subsequent control or influence over how, when or whether the purchases or sales are made. Because of the trading restrictions imposed on directors and officers under this Policy, the Company will allow you, if you are a director or officer only, to enter into a Rule 10b5-1 Trading Plan. Under this Policy, the adoption, amendment, modification or termination of a Rule 10b5-1 Trading Plan must meet the requirements set forth in Appendix A, “California Water Service Group Guidelines for Rule 10b5-1 Trading Plans,” including applicable preclearance procedures.
Because the SEC rules on trading plans are complex, if you are a director or officer and wish to enter into a Rule 10b5-1 Trading Plan, you should consult with your broker and be sure you fully understand the limitations and conditions of the rules before you establish a Rule 10b5-1 Trading Plan (or a transaction that is intended to constitute a “non-Rule 10b5-1 trading arrangement” within the meaning of SEC rules).
All Rule 10b5-1 Trading Plans are required to be reviewed and approved by the Corporate Secretary for compliance with the requirements set forth in Appendix A, “California Water Service Group Guidelines for Rule 10b5-1 Trading Plans.” In addition, all amendments, modifications and terminations of an existing Rule 10b5-1 Trading Plan must be reviewed and approved by the Corporate Secretary prior to effecting any such amendments, modifications or terminations.
Applicability
Unless otherwise specified, this Policy covers all Insiders.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	10

Noncompliance
It is the Company’s policy to be in full compliance with all securities laws at all times. Each director, officer, department head, district manager and employee who fails to comply with this policy or who refuses to certify that he or she has complied with it will be subject to disciplinary action up to and including termination of employment.
Post-Termination Transactions
This Policy will continue to apply to your transactions in Company securities and the securities of a Company Counterparty after your employment or service has terminated with the Company until such time as you are no longer aware of MNPI or until that information has been publicly disclosed or is no longer material. If you are an officer or director, certain Company stock transactions may also be required to be reported following the termination of your employment or retirement. Please contact the Corporate Secretary for guidance if you an officer or director who is retiring or terminating employment.
Additional Securities Law Matters
Section 16
Directors, officers, as defined in Rule 16a-1(f) under the 1934 Act (such officers, “Section 16 Officers”, and together with directors, “Section 16 Persons”), and greater than 10% beneficial owners of the Company’s common stock (together with Section 16 Persons, “Section 16 Insiders”) will also be required to comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the 1934 Act. The practical effect of these provisions is that (a) Section 16 Insiders will be required to report transactions in Company securities (usually within two business days of the date of the transaction) and (b) Section 16 Insiders who purchase and sell Company securities within a six-month period will be required to disgorge all profits to the Company whether or not they had knowledge of any MNPI. The Company has provided separate materials to officers and directors regarding compliance with Section 16 and its related rules.
Rule 144
If you are a director or executive officer, you may be deemed to be an “affiliate” of the Company. Consequently, shares of the Company common stock held by you may be considered to be “control securities,” the sale of which are subject to compliance with Rule 144 under the Securities Act of 1933, as amended (or any other applicable exemption under the federal securities laws). If this is the case, note that Rule 144 places limits on the number of shares you may be able to sell and provides that certain procedures must be followed before you can sell shares of the Company common stock. Contact the Corporate Secretary for more information on Rule 144.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	11

APPENDIX A

California Water Service Group Guidelines for Rule 10b5-1 Trading Plans
As discussed in the Policy, Rule 10b5-1 under the 1934 Act provides an affirmative defense from insider trading liability. In order to be eligible to rely on this affirmative defense, you must enter into a Rule 10b5-1 Trading Plan for transactions in Company securities that meets certain conditions specified in Rule 10b5-1, including the guidelines set forth below. These guidelines generally do not apply to any transactions that are intended to constitute “non-Rule 10b5-1 trading arrangements” within the meaning of SEC rules. Capitalized terms used in these guidelines without definition have the meaning set forth in the Policy.
These guidelines are in addition to, and not in lieu of, the requirements and conditions of Rule 10b5-1. The Corporate Secretary will interpret and administer these guidelines for compliance with Rule 10b5-1 and the Policy. No personal legal or financial advice is being provided by the Corporate Secretary or other members of the Company regarding any Rule 10b5-1 Trading Plan or proposed trades. You remain ultimately responsible for ensuring that your Rule 10b5-1 Trading Plans and contemplated transactions fully comply with applicable securities laws. It is recommended that you consult with your own attorney or other advisor about any contemplated Rule 10b5-1 Trading Plan. Note that for any Section 16 Persons, the Company is required to disclose the material terms of his or her (and any Family Members’ and Controlled Entities’) Rule 10b5-1 Trading Plan, other than with respect to price, in its periodic report for the quarter in which the Rule 10b5-1 Trading Plan is adopted or terminated or modified (as described below).
1.Preclearance Requirement. The Rule 10b5-1 Trading Plan must be reviewed and approved in advance by the Corporate Secretary (or, in the case of the Corporate Secretary, by the Chief Financial Officer) at least five trading days prior to the entry into the plan in accordance with the procedures set forth in the Policy and these guidelines. The Company may require that you use a standardized form of Rule 10b5-1 Trading Plan.
2.Time of Adoption. Subject to preclearance requirements described above, the Rule 10b5-1 Trading Plan must be adopted at a time:
•when you are not aware of any MNPI; and
•when you are not subject to a blackout period.
3.Plan Instructions. Any Rule 10b5-1 Trading Plan must be in writing, signed and either:
•specify the amount, price and date of the sales (or purchases) of Company securities to be effected;
•provide a formula, algorithm or computer program for determining when to sell (or purchase) the Company’s securities, the quantity to sell (or purchase) and the price; or
•delegate decision-making authority with regard to these transactions to a broker or other agent without any MNPI about the Company or its securities.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	12

For the avoidance of doubt, you may not subsequently influence how, when or whether to effect purchases or sales with respect to the securities subject to an approved and adopted Rule 10b5-1 Trading Plan.
4.No Hedging. You may not have entered into or alter a corresponding or hedging transaction or position with respect to the securities subject to the Rule 10b5-1 Trading Plan and must agree not to enter into any such transaction while the Rule 10b5-1 Trading Plan is in effect.
5.Good Faith Requirements. You must enter into the Rule 10b5-1 Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1 under the 1934 Act. You must act in good faith with respect to the Rule 10b5-1 Trading Plan for the entirety of its duration.
6.Certifications for Section 16 Persons. Section 16 Persons and their Family Members and Controlled Entities that enter into Rule 10b5-1 Trading Plans must certify that they are: (1) not aware of any MNPI about the Company or Company securities; and (2) adopting the Rule 10b5-1 Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1 under the 1934 Act.
7.Cooling Off Periods. The first trade under the Rule 10b5-1 Trading Plan may not occur until the expiration of a cooling-off period as follows:
•For Section 16 Persons (as well as their Family Members and Controlled Entities), the later of (1) two business days following the filing of the Company’s Form 10-Q or Form 10-K for the completed fiscal quarter in which the Rule 10b5-1 Trading Plan was adopted and (2) 90 calendar days after adoption of the Rule 10b5-1 Trading Plan; provided, however, that the required cooling-off period shall in no event exceed 120 days.
•For other Insiders that are not Section 16 Persons, 30 days after adoption of the Rule 10b5-1 Trading Plan.
8.No Overlapping Rule 10b5-1 Trading Plans. You may not enter into overlapping Rule 10b5-1 Trading Plans (subject to certain exceptions). Please consult with the Corporate Secretary for any questions regarding overlapping Rule 10b5-1 Trading Plans.
9.Single Transaction Plans. You may not enter into more than one Rule 10b5-1 Trading Plan designed to effect the open-market purchase or sale of the total amount of securities as a single transaction during any rolling 12-month period (subject to certain exceptions). A single-transaction plan is “designed to effect” the purchase or sale of securities as a single transaction when the terms of the plan would, for practical purposes, directly or indirectly require execution in a single transaction.
10.Modifications and Terminations. Modifications, amendments and terminations of an existing Rule 10b5-1 Trading Plan are strongly discouraged due to legal risks and can affect the validity of trades that have taken place under the plan prior to such modification, amendment or termination. Under Rule 10b5-1 and these guidelines, any modification or amendment to the amount, price or timing of the purchase or sale of the securities underlying the Rule 10b5-1 Trading Plan (a “Material Modification”) will be deemed to be a termination of the current Rule 10b5-1 Trading Plan and creation of a new Rule 10b5-1 Trading Plan.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]

CALIFORNIA WATER SERVICE GROUP POLICY

Subject:	Department:		Number:
Insider Trading Policy	Corporate Secretary		210
	( ) Complete Revision (X) Partial Revision ( ) New	Supersedes:	Page:
		210 dated 02/24/2021	13

As such, the modification or amendment of an existing Rule 10b5-1 Trading Plan must be reviewed and approved in advance by the Corporate Secretary in accordance with the preclearance procedures set forth in the Policy and these guidelines, and any Material Modification will be subject to all the other requirements set forth in these guidelines regarding the adoption of a new Rule 10b5-1 Trading Plan.
The termination (other than through an amendment or modification) of an existing Rule 10b5-1 Trading Plan must be reviewed and approved in advance by the Corporate Secretary in accordance with the preclearance procedures set forth in the Policy and these guidelines. Except in limited circumstances, the Corporate Secretary will not approve the termination of a Rule 10b5-1 Trading Plan unless:
•you are not aware of any MNPI; and
•you are not subject to a blackout period.

Issue Date:	Effective Date:	Prepared by/Business Owner:	Approved by:
01/29/2025	01/29/2025	[s/Michelle R. Mortensen]	[S/Michelle R. Mortensen]